UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Call Option and Purchase Agreement

On October 2, 2023, CommScope Holding Company, Inc. (the “Company”) and Vantiva SA, a société anonyme organized under the Laws of France (“Vantiva”), entered into a Call Option Agreement (the “Option Agreement”) pursuant to which the Company has granted Vantiva a binding call option to acquire the Company’s Home Networks business (the “Home Business”). The binding call option allows Vantiva’s works council to be informed and consulted prior to the exercise of the option, as is required in France. Vantiva is expected to exercise the call option upon completion of the consultation period. Subject to Vantiva’s ability to terminate the call option in connection with a Material Adverse Effect (as defined in the Option Agreement) of the Home Business, in the event Vantiva does not exercise the call option, Vantiva must pay to the Company a lump sum of €5,000,000.

Upon exercise of the call option, the Company and Vantiva will enter into a Purchase Agreement in the form attached to the Option Agreement (the “Purchase Agreement”) pursuant to which Vantiva will acquire the Home Business in exchange for (i) a 25% equity stake in Vantiva (determined on a fully diluted basis) and (ii) an earn-out of up to $100 million, subject to the satisfaction of certain conditions (the “Transaction”).

Earn-Out Terms

Following the closing of the Transaction (the “Closing”), Vantiva will pay the Company earn-out payments contingent on Vanita achieving adjusted EBITDA equal to or greater than €400,000,000 (the “Earn-Out Performance Threshold”) for one or more of Vantiva’s first five fiscal years following Closing (the “Earn-Out Period”), until such earn-out payments equal $100,000,000 in the aggregate (the “Cap”). The earn-out payment with respect to any fiscal year will be subject to an additional annual cap, the amount of which will depend on certain elections made by the Company following Vantiva reaching the Earn-Out Performance Threshold for the first time and on Vantiva’s maintenance of certain liquidity levels (after giving effect to such payment). Certain unpaid portions of the earn-out (subject to the Cap) will be accelerated and paid in the event of a change in control of Vantiva, subject to certain limitations regarding the cash consideration paid in respect of such change in control.

The obligation of Vantiva to make earn-out payments is subordinated to the prior payment in full in cash of all indebtedness of Vantiva such that in the event of an insolvency or liquidation, no earn-out payments shall be made unless and until the holders of such indebtedness shall have received cash payment in full of any and all such indebtedness.

Conditions to the Transaction

The consummation of the Transaction is subject to various closing conditions, including, among other things:

•	the receipt of certain required government approvals;

•

the receipt of the approval of Vantiva’s shareholders of (i) the increase to its share capital necessary to issue shares representing a 25% equity stake in Vantiva to the Company and (ii) subject to the approval of (i), the appointment of the Company’s one designee to Vantiva’s board of directors (the “Vantiva Shareholder Approval”);

•	the absence of any events, circumstances, developments, changes or effects that, individually or in the aggregate, have had a “material adverse effect” with respect to either party; and

•	the completion of the restructuring of the Company to effect the separation of the Home Business from the Company’s other businesses in all material respects.

Employee Matters

Vantiva has agreed to provide to each employee of the Home Business continued employment (or an offer of employment) that will include (i) pay (including base or hourly wages, target bonus opportunity and severance entitlements) at least equal to that in effect immediately prior to the Closing and (ii) other employee benefits, perquisites and terms and conditions of employment that are substantially comparable in the aggregate to the compensation and benefits provided to such employees at the Closing (other than deferred compensation arrangements and any equity compensation incentives).

Termination Rights

The Purchase Agreement may be terminated at any time prior to consummation of the Transaction for customary reasons, including if the Transaction has not occurred within 12 months (though this 12-month “Outside Date” will be extended for an additional six months if the Closing cannot occur solely as a result of the lack of certain regulatory approvals) or if the Vantiva Shareholder Approval has not been obtained at the Vantiva shareholders’ meeting; provided, however, that this right to terminate will not be available to Vantiva if its failure to perform any of its obligations under the Purchase Agreement has resulted in the failure of the Vantiva Shareholder Approval to have been obtained.

In the event that the Company or Vantiva terminates the Purchase Agreement based upon the Vantiva Shareholder Approval not being obtained at the Vantiva shareholders’ meeting, Vantiva must pay the Company a $5,000,000 termination fee.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. All representations and warranties expire at the Closing, and the sole remedy of Vantiva for a breach by the Company of its representations and warranties (other than fraud) will be the proceeds of any representation and warranty insurance secured and paid for by Vantiva. The covenants include, among others, the following: (i) the Company is obligated to operate the Home Business in the ordinary course consistent with past practice between the execution of the Purchase Agreement and Closing, (ii) the Company agrees not to engage in certain transactions with respect to the Home Business between the execution of the Purchase Agreement and Closing, except with the written consent of Vantiva (not to be unreasonably withheld), (iii) the Company agrees, under the terms specified in the Purchase Agreement, not to compete with the Home Business, or hold any ownership interest in any person who engages in a business that competes with the Home Business (subject to certain exceptions), for a period of three years after the Closing, and (iv) the Company agrees not to solicit for hire or hire certain Home Business employees for a two-year period following the Closing.

Each of the parties is required to use their respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Purchase Agreement and obtaining all necessary consents and authorizations to consummate the Transaction; provided, however, that Vantiva will not be required to undertake or enter into any agreement, consent decree or other commitment requiring it to divest or dispose any assets or to take any other action to comply with its obligations under the Purchase Agreement.

Both the Company and Vantiva have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements including an Investment Agreement, an Intellectual Property Management Agreement and a Transition Services Agreement covering certain customary services for a limited period of time following the Closing. The Investment Agreement and Intellectual Property Management Agreement are described in more detail below.

The foregoing descriptions of the Option Agreement and Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Option Agreement and Purchase Agreement, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Investment Agreement

At Closing, the Company and Vantiva will enter into an investment agreement (the “Investment Agreement”), pursuant to which: (i) Vantiva will issue the shares of common stock representing a 25% equity stake in Vantiva (determined on a fully diluted basis); (ii) the Company will designate a representative to serve on the Board of Directors of Vantiva for so long as the Company holds at least 10% of the equity of Vantiva (determined on a fully diluted basis); (iii) during the period between Closing and the earlier of (i) the expiry of 18 months from the Closing or (ii) the occurrence of a change of control of Vantiva (the “Lock-Up Period”), the Company will agree not to dispose of any shares of Vantiva without its prior written consent; (iv) during the period between Closing and the date that the Company’s designated representative no longer serves on the Board of Directors of Vantiva, the Company will agree not to acquire any additional equity of Vantiva without the prior written consent of Vantiva; and (v) the Company will agree that, following the expiration of the Lock-Up Period, in the event the Company intends to sell shares that would represent over 5% of Vantiva’s outstanding equity to a third party, the Company will provide notice to Vantiva.

Intellectual Property Matters Agreement

In connection with the transaction, Vantiva will acquire ownership of certain intellectual property rights exclusively related to the Home Business. In addition, the parties will enter into an Intellectual Property Matters Agreement, which will become effective at Closing. Pursuant to the terms of the Intellectual Property Matters Agreement, the Company will assign to Vantiva certain intellectual property rights exclusively related to the Home Business. The Company will also license to Vantiva additional intellectual property rights related to the Home Business on a non-exclusive basis, as well as provide transitional trademark licenses. Vantiva will license back to the Company and its subsidiaries on a non-exclusive basis the assigned intellectual property for use outside of the Home Business.

Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of the Company or Vantiva with respect to future events and financial performance, including the proposed acquisition by Vantiva of the Home Business from the Company. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of the Company and/or Vantiva, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of the Company and Vantiva, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Transaction; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; and other factors beyond the control of the Company and/or Vantiva.

These and other factors are discussed in greater detail in the reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Although the information contained in this Current Report represents the best judgment of the Company and/or Vantiva as of the date of this Current Report based on information currently available and reasonable assumptions, neither the Company nor Vantiva can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither the Company nor Vantiva is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

2.1	Call Option Agreement, dated October 2, 2023, by and between CommScope Holding Company, Inc. and Vantiva SA.*

2.2	Form of Purchase Agreement, by and between CommScope Holding Company, Inc. and Vantiva SA.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2023	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Justin C. Choi
	Name:	Justin C. Choi
	Title:	Senior Vice President, Chief Legal Officer and Secretary